Exhibit 5.1

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020-1104

www.dlapiper.com

January 13, 2026

Park Aerospace Corp.

1400 Old Country Road

Westbury, NY 11590

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Park Aerospace Corp., a New York corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a base prospectus (the “Base Prospectus”) which provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Base Prospectus, as it may be supplemented by one or more Prospectus Supplements, relates to the proposed offering and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $150,000,000 in the aggregate of the following securities: (i) shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), (ii) warrants to purchase shares of Common Stock (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, and (iii) such indeterminate number of shares of Common Stock as may be issued upon exercise of any Warrants pursuant to anti-dilution adjustments determined at the time of offering (the “Indeterminate Securities”; together with the Common Stock and the Warrants, the “Securities”). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate”), (ii) the Amended and Restated Bylaws of the Company (the “Bylaws”), (iii) certain resolutions of the Company’s Board of Directors approving the preparation and filing of the Registration Statement and the offer and sale of the Securities thereunder, and (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed, without independent investigation or verification, (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons executing any document, whether on behalf of such person or an entity, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the completeness and conformity with the originals of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites on the internet, and the authenticity of the originals of all documents submitted to us as copies, (v) that all public records reviewed or relied upon by us are true and complete, and (vi) that there has been no oral or written modification or amendment to any documents by action or omission of the parties or otherwise. With respect to matters of fact relevant to our opinions as set forth below, we have, to the extent deemed appropriate, relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

A. the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Certificate, the Bylaws and applicable New York law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

B. neither the execution and delivery by the Company of any definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;

C. at the time of issuance and sale of shares of Common Stock, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Warrants exercisable for Common Stock) will be in an amount that is not less than the par value of the Common Stock;

D. any Warrants will be issued under one or more Warrant Agreements between the Company and the financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”) and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

E. any Warrants offered under the Registration Statement and the related Warrant Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein;

F. to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, each of the parties thereto other than the Company, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Warrant Agreement; that such Warrant Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party is in compliance, generally and with respect to acting as a party with respect to its obligations under such Warrant Agreement, with all applicable laws and regulations, and that such party has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

G. the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

H. a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Securities Act) and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

I. all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

J. a Definitive Agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof:

1. Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock, including any Indeterminate Securities constituting Common Stock, will be validly issued, fully paid and nonassessable.

2. When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement and applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid and binding obligations of the Company, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, preference or other similar laws affecting creditors’ rights, and subject to general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief (regardless of whether enforcement is sought in equity or at law), by any statute, decision or rule of law prohibiting or limiting the exercise of simultaneous remedies, and by limitations or qualifications on the enforcement of certain rights, remedies, waivers and other provisions by the jurisdiction in which enforcement thereof is sought.

The opinions stated herein are subject to the following qualifications:

(a)    we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of Definitive Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(b)    we do not express any opinion with respect to the enforceability of any provision contained in any Definitive Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(c)    we do not express any opinion with respect to the enforceability of any provision of any Definitive Agreement to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(d)    we call to your attention that irrespective of the agreement of the parties to any Definitive Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Definitive Agreement;

(e)    we have assumed that the laws of the State of New York will be chosen to govern any Definitive Agreement, and that such choice is and will be a valid and legal provision;

(f)    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Definitive Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(g)    enforceability may be limited to the extent that the remedies are sought by a party with respect to a breach that a court concludes is not material or does not adversely affect such party. Enforceability may also be limited by any unconscionable, inequitable, or unreasonable conduct on the part of such party seeking enforcement, defenses arising from such party’s failure to act in accordance with the terms and conditions of the Definitive Agreements, defenses arising as a consequence of the passage of time, or defenses arising as a result of such party’s failure to act reasonably or in good faith or to comply with the terms of the Definitive Agreements or comply with procedural requirements of the Applicable Law (as defined below);

(h)    we express no opinion as to (i) the enforceability of any rights to specific performance contained in any Definitive Agreements; (ii) the enforceability of any provisions that purport to make void any act done in contravention thereof; (iii) the enforceability of any provisions that purport to authorize a party to act in its sole discretion; and (iv) the enforceability of any provisions purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees;

(i)    we express no opinion on the enforceability of any provisions of the Definitive Agreements requiring any party to waive the effect of applicable laws, constitutional or equitable rights, or any procedural, judicial, or substantive rights or defenses, such as rights to notice, right to a jury trial, statutes of limitation, appraisal or valuation rights, redemption rights, and marshaling of assets, or any provisions purporting to authorize or consent to a confessed judgment, or any provisions purporting to waive any right to consequential or other damages; and

(j)    we express no opinion as to the validity, binding effect or enforceability of (1) any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (each, a “Waiver”) by the Company under any of the Definitive Agreements insofar as it relates to causes or circumstances that would operate as a discharge or release of a defense available to the Company as a matter of law (including judicial and administrative decisions), except to the extent that such a Waiver is effective under and is not prohibited by, or void or invalid under applicable law (including judicial and administrative decisions); (2) any provision of the Definitive Agreements related to (w) forum selection or submission to jurisdiction (including without limitation, any waiver of any objection to venue in any court or any objection that a court is an inconvenient forum) to the extent that any relevant action or proceeding does not arise out of or relate to such Definitive Agreement, or other relevant parties have not agreed to submit to the jurisdiction of the stated forum and/or the governing law specified in the Definitive Agreements was not chosen by the relevant parties as the governing law, (x) waivers of any rights to trial by jury or (y) consents to service of process; or (3) any provision of the Definitive Agreements that requires or relates to payment of late fees or charges, interest (or discount or equivalent amounts), liquidated damages, or any premium or “make whole” payment at a rate or in an amount, or exit fees or similar charges, after the maturity or after or upon acceleration of the respective liabilities evidenced or secured thereby, or after or during the continuance of any default, event of default or other circumstance, or upon prepayment, that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.

The foregoing opinions are limited to the Business Corporation Law of the State of New York (the “Applicable Law”) and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

The opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond that matters expressly stated herein. The opinions expressed herein are as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in the law that may hereafter occur.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder (including Item 509 of Regulation S-K).

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)